Exhibit 1.1

Chemspec International Limited

[            ] American Depositary Shares

Each Representing 60 Ordinary Shares, Par Value HK $0.01 Per Ordinary Share

FORM OF UNDERWRITING AGREEMENT

June     , 2009

CREDIT SUISSE SECURITIES (USA) LLC,

Eleven Madison Avenue,

New York, N.Y.10010-3629

U.S.A.

CITIGROUP GLOBAL MARKETS INC.

338 Greenwich Street,

New York, N.Y. 10013

U.S.A.

As Representatives of the Several Underwriters

Dear Sirs:

1. Introductory. Chemspec International Limited, a company incorporated in the Cayman Islands with limited liability (the “Company”), agrees with the several underwriters named in Schedule B hereto (the “Underwriters”) to issue and sell to the several Underwriters [            ] American depositary shares (the “ADSs”), each ADS representing 60 ordinary shares of the Company at par value HK $0.01 per share (“Ordinary Shares”) and the shareholders listed in Schedule A hereto (the “Selling Shareholders”) agree severally with the Underwriters to sell to the several Underwriters an aggregate of [            ] ADSs (such [            ] ADSs being hereinafter referred to as the “Firm Securities”). The Company also agrees to issue and sell, and the Selling Shareholders agree to sell, to the Underwriters, at the option of the Underwriters, an aggregate of not more than [            ] additional ADSs (the “Optional Securities”). The Firm Securities and the Optional Securities, in each case including the underlying Ordinary Shares are herein collectively called the “Offered Securities”.

The Offered Securities purchased by the Underwriters will be evidenced by American depositary receipts (“ADRs”) to be issued pursuant to a deposit agreement dated as of June [    ], 2009 (the “Deposit Agreement”) to be entered into among the Company, Citibank, N.A., as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the ADRs. Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. shall act as representative (the “Representatives”) of the Underwriters.

2. Representations and Warranties of the Company and the Selling Shareholders.

(a) Each of the Company and Dr. Jianhua Yang, in his capacity as the controlling shareholder of the Company (in such capacity, the “Controlling Shareholder”), jointly and severally, represents and warrants to, and agrees with, the several Underwriters that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333-159471) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”. A registration statement on Form F-6 (No. 333-159472) relating to the ADSs has been filed with the Commission and has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration becomes effective, being hereinafter called the “ADS Registration Statement”). No stop order suspending the effectiveness of the Initial Registration Statement or the ADS Registration is in effect, and no proceeding for such purpose is pending before or, to the knowledge of the Company, threatened by the Commission.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [    ]:00 am / pm] (Eastern Time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission under the Act or the Exchange Act.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any documents incorporated therein by reference and any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement, the Additional Registration Statement (if any) and the ADS Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii) Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement (and any post-effective amendment thereto) and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including, without limitation, (x) the Company or any other entity that at the time was a subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the

Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated June [ ], 2009 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement or the Final Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; and no order preventing or suspending the use of any Issuer Free Writing Prospectus has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission. The preceding two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(vi) Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement, any Additional Registration Statement or the most recent preliminary prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required (collectively, the “Filed Contracts”). Neither the Company nor any of its subsidiaries has knowledge that any other party to any Filed Contract has any intention not to render full performance as contemplated by the terms thereof that would, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, general affairs, management, shareholders equity, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(vii) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(viii) Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or entity other than as set forth in the General Disclosure Package and the Final Prospectus; each subsidiary of the Company has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital shares and/or equity interests, as the case may be, of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital shares and/or equity interests, as the case may be, of each subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects. Notwithstanding the provisions of this subsection (viii), the registered capital of Binhai Kangjie is not fully paid but has been paid according to its Articles of Association, in compliance with applicable PRC laws and regulations; and Binhai Kangjie has paid such portion of its registered capital that is required to be paid before the date hereof under its Articles of Association and PRC laws and regulations.

(ix) Offered Securities. The Offered Securities and all other outstanding shares of capital shares of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus; all outstanding shares of capital shares of the Company are, and, when the Offered Securities have been issued, delivered and paid for in accordance with this Agreement and the Deposit

Agreement, as the case may be, on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Offered Securities; and none of the outstanding shares of capital shares of the Company, have been issued in violation of any preemptive or similar rights of any security holder. The Offered Securities and the underlying Ordinary Shares to be sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and will have been issued in compliance with all U.S. federal, state and Cayman Islands securities laws and will not have been issued in violation of any preemptive right, resale right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement on each Closing Date, the Depositary or its nominee, as the registered holder of the Ordinary Shares represented by the Offered Securities, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company; except as disclosed in the General Disclosure Package and the Final Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Ordinary Shares represented by the Offered Securities or the Offered Securities under the laws of the Cayman Islands, the PRC or the United States, as the case may be; the Ordinary Shares represented by the Offered Securities may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the Offered Securities as contemplated by the Deposit Agreement.

(x) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xi) Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Act with respect to any securities of the Company or any of its subsidiaries owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or any of its subsidiaries under the Act. (collectively, “registration rights”), and any person to whom the Company or any of its subsidiaries has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(l) hereof.

(xii) Listing. The Offered Securities have been approved for listing on The New York Stock Exchange, subject to notice of issuance.

(xiii) Absence of Further Requirements. Except as described in the General Disclosure Package and Final Prospectus, no consent, clearance, approval or authorization from, or order of, or qualification by, or filing or registration with (a “Governmental Authorization”), any person (including any governmental agency or body or any court) (a “Governmental Agency”) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement in connection with the offer, issuance and sale of the Offered Securities by the Company and the deposit of the Offered Securities with the Depositary against issuance of ADRs evidencing the ADSs, except such as have been obtained, or made and such as may be required under state securities laws.

(xiv) Title to Property. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charge, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xv) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and therein, and the issuance and sale of the Offered Securities, including the deposit of the Ordinary Shares with the Depositary and the issuance of the ADRs evidencing the ADSs and the listing of the Offered Securities on the New York Stock Exchange, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the charter or by-laws of the Company or any of its subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvi) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xvii) No Violations. Neither the Company nor any of its subsidiaries is (i) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, the Cayman Islands or any other jurisdiction where it is incorporated or operates, or (ii) in breach of or in default under any Governmental Authorization of any Governmental Agency in the PRC, the Cayman Islands or any other jurisdiction where it was incorporated or operates, except where such breach or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xviii) Validity of Contracts. No Governmental Authorization of any Governmental Agency is required for the validity, enforceability or effectiveness of any customer agreement, indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of the properties of any of them is subject (the “Company Contracts”) other than consents, approvals, authorizations, orders, filings or registrations, the failure to obtain which would not, individually or in the aggregate, result in a Material Adverse Effect; neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the Company Contracts and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries, or to the best knowledge of the Company after due inquiry, any other party to any such contract or agreement, except such termination or non-renewal as would not, individually or in the aggregate, result in a Material Adverse Effect; and the Company is not, and to the knowledge of the Company no other party to any Company Contract is, in violation or breach of any PRC, Cayman, national, provincial, municipal or other local law, regulation, statute, rule or order, which violation or breach could invalidate, impair or result in any fine, penalty or government sanction with regard to any Company Contracts, except such violations or breaches that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xix) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xx) Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; upon due issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Ordinary Shares in respect thereof in accordance with the Deposit Agreement, such ADRs will be duly and validly issued and the holders and beneficial owners thereof will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Final Prospectus.

(xxi) Possession of Licenses and Permits. Except as described in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its subsidiaries, principal suppliers, contractors, clients or business partners that could have a Material Adverse Effect.

(xxiii) Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now operated by them, or presently employed by them, or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them. Except as disclosed in the General Disclosure Package and the Final Prospectus, (i) to the Company’s knowledge, there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries, (ii) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its subsidiaries of any of the Intellectual Property Rights of the Company or its subsidiaries; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company, any of its subsidiaries in violation of the rights of any persons, except in each case covered by clauses (i) – (vi) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(xxiv) Environmental Laws. Except as disclosed in the General Disclosure Package and the Final Prospectus, (a)(i) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any PRC or other statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law) applicable to the Company, or decision or order of any domestic or foreign governmental agency, governmental body or court with jurisdiction over the Company, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) – (vi) such as would not individually or in the aggregate have a Material Adverse Effect; (b) the Company is not aware of any facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect; (c) to the Company’s knowledge, there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and (d) in the ordinary course of its business, the Company periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of it and its subsidiaries, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, singly or in the aggregate, have a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(xxv) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Risk Factors,” “Dividend Policy,” “Enforcement of Civil Liabilities,” “Business,” “Regulation of our Industry,” “Management,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Share Eligible for Future Sale,” “Taxation” and “Underwriting” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown therein.

(xxvi) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxvii) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and relevant third-party consents for such data to be included therein have been duly obtained and have not been revoked.

(xxviii) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley to the extent applicable and all applicable Exchange Rules; the Company and its subsidiaries maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect in all material respects the transactions and dispositions of the Company and its subsidiaries. The Internal Controls, upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as disclosed in the General Disclosure Package, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect. Each of the Company’s independent directors meets the criteria for “independence” under Sarbanes-Oxley and the Exchange Rules.

(xxix) Absence of Accounting Issues. Except as disclosed in the General Disclosure Package and the Final Prospectus, neither the Company’s independent auditors nor its internal auditors have recommended that the Board of Directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(xxx) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the General Disclosure Package and the Final Prospectus accurately and fully describes (i) accounting policies that the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its subsidiaries and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Board and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the General Disclosure Package and the Final Prospectus.

(xxxi) Litigation. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any Governmental Agency, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties, to the knowledge of the Company after due inquiry, or any of their respective directors and officers that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement, or which are otherwise material in the context of the issuance, offer and sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any Governmental Agency domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(xxxii) Financial Statements. The financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus, comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations, shareholders equity and cash flows for the periods shown, and, such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis; and the selected financial data and the summary financial information included in each Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(xxxiii) Independent Auditors. KPMG has certified the financial statements filed with the Commission as part of the General Disclosure Package as of the Applicable Time and the Registration Statements, and KPMG is an independent public accounting firm as required by the Act and the Rules and Regulations and is registered with, and is independent in accordance with the requirements of, the Public Company Accounting Oversight Board.

(xxxiv) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties, management, shareholders equity or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares, (iii) there has been no material adverse change in the capital shares, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries and (iv) there has been no obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of its subsidiaries.

(xxxv) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xxxvi) PFIC Status. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for 2009 or any subsequent taxable year.

(xxxvii) Payments in Foreign Currency. Except as disclosed in the General Disclosure Package and the Final Prospectus, under current laws and regulations of the Cayman Islands, Hong Kong, the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands, Hong Kong, the PRC and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands, Hong Kong, the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any Governmental Authorization in the Cayman Islands, Hong Kong, the PRC or any political subdivision or taxing authority thereof or therein.

(xxxviii) Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain comparable coverage from similar insurers as may be necessary to conduct its business as currently conducted and at a cost that would not have a Material Adverse Effect. The Company has obtained directors’ and officers’ insurance in such amounts and scope of coverage as is customary in connection with an initial public offering of a PRC-based company in the United States and listing on a U.S. stock exchange.

(xxxix) Compliance with Anti-Bribery, Anti-Money Laundering and Related Laws. Each of the Company, its subsidiaries and any of their respective officers and executive directors, and, to the knowledge of the Company, each of its affiliates, managers, agents, or employees, has not violated, its participation in the offering will not violate: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope under U.S federal, Cayman Islands, Hong Kong or PRC law (“Anti-Bribery Laws”), (b) anti-money laundering laws, including but not limited to, applicable U.S. federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (“Anti-Money Laundering Laws”) or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder (“Sanctions Laws”). Neither the Company nor any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if, prior to the completion of the distribution of the Offered Securities, it commences doing such business. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).

(xl) Related Party Transactions. There are no material relationships or transactions within the past three years between the Company or any of its subsidiaries on one hand and their respective affiliates, directors or officers or 10% or greater shareholders, or any affiliates or members of the immediate families of such persons, on the other hand that are not disclosed in the General Disclosure Package and the Final Prospectus.

(xli) No Broker-Dealer Affiliation. Except as set forth in the General Disclosure Package and the Final Prospectus, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Company or any of its subsidiaries or between any member of FINRA, any of the officers or directors of the Company, or holders of 5% or greater of the securities of the Company.

(xlii) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(xliii) Tax Filings. The Company and its subsidiaries have filed all Cayman Islands, Hong Kong, PRC and other tax returns that are required to be filed with respect to any tax returns, reports or filings or have requested extensions thereof; except as set forth in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith as would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its subsidiaries has received a notice of deficiency with respect to the Company or any of its subsidiaries, except for such notices the effect of which would not result in a Material Adverse Effect; and the provisions included in the audited consolidated financial statements contained in the General Disclosure Package and the Final Prospectus include appropriate provisions required under the U.S. GAAP for all taxation in respect of accounting periods needed on or before the accounting reference due to which such audited consolidated financial statements relate, for which the Company was then or might reasonably be expected thereafter to become or have become liable.

(xliv) No Transaction or Other Taxes. Except as disclosed in the General Disclosure Package and the Final Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC and the Cayman Islands by or on behalf of the Underwriters to any PRC or Cayman Islands taxing authority in connection with (A) the issuance, sale and delivery of the Ordinary Shares represented by the Offered Securities by the Company and the Selling Shareholders, the issuance of the Offered Securities by the Depositary, and the delivery of the Offered Securities to or for the account of the Underwriters, (B) the purchase from the Company and the initial sale and delivery by the Underwriters of the Offered Securities to purchasers thereof, (C) the deposit of the Ordinary Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the Offered Securities or (D) the execution and delivery of this Agreement or the Deposit Agreement.

(xlv) Proper Form of Agreements. This Agreement and the Deposit Agreement are in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company in accordance with the laws of the Cayman Islands and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement and the Deposit Agreement; it is not necessary that this Agreement, the Deposit Agreement or any other document be filed or recorded with any Governmental Authority in the Cayman Islands or that any Cayman Islands stamp duty or similar tax be paid on or in respect of this Agreement, the Deposit Agreement or any other document to be furnished hereunder or thereunder.

(xlvi) Validity of Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and, to the extent permitted under the PRC civil law and rules of civil procedures, will be honored by the courts in the PRC. The Company has the power to submit, and pursuant to Section 16 of this Agreement and Section 19 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each U.S. federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 16 of this Agreement and Section 19 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Offered Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16 hereof.

(xlvii) No Immunity. Neither the Company, nor any of its subsidiaries nor any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief.

(xlviii) Enforceability of Civil Liabilities. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; it is not necessary that this Agreement, the Deposit Agreement, the prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.

(xlix) No Personal Liability. No holder of any of the Offered Securities after the consummation of the transactions contemplated by this Agreement and the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company solely by virtue of its holding of the Offered Securities; and, except as set forth in the General Disclosure Package and the Final Prospectus, there are no limitations on the rights of holders of the Ordinary Shares or the ADSs to hold, vote or transfer their securities.

(l) Rights of ADR Holders. Under the laws of the Cayman Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

(li) No Unapproved Marketing Documents. The Company has not distributed, directly or indirectly, and, prior to the later to occur of any delivery date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than any preliminary prospectus, the prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule C hereto.

(lii) No Trading. Except as set forth in the General Disclosure Package, none of the Company or any of its subsidiaries is engaged in any trading activities involving credit default swaps, commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

(liii) Employee Benefits. Except as set forth in the General Disclosure Package and the Final Prospectus or as would not have a Material Adverse Effect, none of the Company or any of its subsidiaries has any obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any subsidiary, or to any other person; the Company and its subsidiaries are in compliance with all applicable laws relating to employee benefits in all material respects.

(liv) SAFE Compliance. The Company has taken all reasonable steps to comply with, and to ensure compliance by all of the Company’s shareholders who are PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including without limitation, taking reasonable steps to ensure each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations. All current beneficial owners of the Company who are PRC residents or PRC citizens have complied with all registration and other procedures required under applicable SAFE Rules and Regulations.

(lv) M&A Rules. The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles (“SPVs”) formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on stock exchange located outside of the PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors and officers that signed the Registration Statement and each such director and officer has confirmed that he or she understands such legal advice.

(lvi) M&A Clarifications. The issuance and sale of the Shares and the ADSs, the listing and trading of the ADSs on The New York Stock Exchange or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement is not and will not be, as of the date hereof or at the First Closing Date and each Optional Closing Date, if any, adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8, 2006 and September 21, 2006, (collectively, the “M&A Rules and Related Clarifications”).

(lvii) Non-applicability of M&A Rules. As of the date of the most recent Statutory Prospectus and as of the date here of, the M&A Rules did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Shares and the ADSs, the listing and trading of the ADSs on the New York Stock Exchange, or the consummation of the transactions contemplated by this Agreement, the Deposit Agreement and the Power of Attorney (as defined below).

(lviii) Representation of Officers. The officer’s certificate delivered to the Representatives as required or contemplated by Section 7(l) hereof or the Deposit Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby or as excluded from or disclosed against therein, to each Underwriter.

(b) Each Selling Shareholder severally represents and warrants to, and agrees with, the several Underwriters that:

(i) Due Organization. Such Selling Shareholder, if an entity, has been duly organized and is validly existing and in good standing as a company or a partnership, as the case may be, in its jurisdiction of formation.

(ii) Title to Securities. Such Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Ordinary Shares underlying the Offered Securities to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date.

(iii) Ordinary Shares Freely Depositable. The Ordinary Shares represented by the Offered Securities to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary or with the Selling Shareholder Custodian as agent for the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing the Offered Securities representing such Ordinary Shares so deposited by such Selling Shareholder.

(iv) Absence of Further Requirements. No Governmental Authorization of any Governmental Agency is required to be obtained or made by such Selling Shareholder for the consummation of the transactions contemplated by the Custody Agreement or this Agreement in connection with the offering and sale of the Offered Securities sold by such Selling Shareholder, except such as have been obtained and made under the Act and such as may be required under state securities laws.

(v) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Custody Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of any Selling Shareholders pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Selling Shareholder or any properties of any Selling Shareholder or any agreement or instrument to which any Selling Shareholder is a party or by which any Selling Shareholder is bound or to which any of the properties of any Selling Shareholder is subject, or the charter or by-laws of any Selling Shareholder that is a corporation or the constituent documents of any Selling Shareholder that is not a natural person or a corporation, except, for any such conflict, breach, violation, default or imposition that would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement.

(vi) Power of Attorney and Custody Agreement. The Power of Attorney (as defined below) and related Custody Agreement with respect to such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and constitutes the valid and legally binding obligation of such Selling Shareholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(vii) Power-of-Attorney. The power of attorney (“Power of Attorney”), appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) relating to the transactions contemplated hereby and by the General Disclosure Package and the Final Prospectus, constitutes a valid instrument granting the Attorneys-in-Fact named in such Power of Attorney, the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.

(viii) Authorization of Agreements. Each of this Agreement, a Lock-up Agreement, a Power of Attorney and a Custody Agreement in connection with the offer and sale of the Offered Securities contemplated herein has been duly authorized, executed and delivered by such Selling Shareholders.

(ix) Accurate Disclosure. The statements in the sections entitled “Principal and Selling Shareholders” relating to such Selling Shareholder in the General Disclosure Package and the Final Prospectus did not and do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(x) No Undisclosed Material Information. The sale of the Offered Securities by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the General Disclosure Package and the Final Prospectus.

(xi) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each Selling Shareholder.

(xii) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xiii) Absence of Manipulation. Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xiv) Security Interests. Upon payment for the Offered Securities sold by such Selling Shareholder under this Agreement and the delivery by such Selling Shareholder to DTC (as defined below) or its agent of the Offered Securities in book entry form to a securities account maintained by the Representatives at the DTC or its nominee, and payment therefor in accordance with this Agreement, the Underwriters will acquire a securities entitlement (within the meaning of Section 8-501 of the Uniform Commercial Code (the “UCC”)) with respect to such Offered Securities, and no action based on an “adverse claim” (as defined in UCC Section 8-102) may be asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of UCC Section 8-105.

(xv) Selling Shareholder Questionnaire. The questionnaire containing certain information regarding such Selling Shareholder and the election form which sets forth the amount of Ordinary Shares such Selling Shareholder has elected to sell in the Offering (the “Questionnaire and Election Form”), completed by such Selling Shareholder and submitted to the Company on or before the date hereof does not and as of each applicable Closing Date will not contain any untrue statement of material fact nor does it omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and such Selling Shareholder’s election to sell the number of Ordinary Shares indicated in the Questionnaire and Election Form is valid and binding on such Selling Shareholder.

(xvi) No FINRA Affiliations. Except as disclosed in the General Disclosure Package or the Questionnaire and Election Form, such Selling Shareholder has no affiliations or associations with any member of FINRA; and none of the proceeds received by such Selling Shareholder from the sale of the Offered Securities to be sold by such Selling Shareholder hereunder will be paid to a member of the FINRA or any affiliate (or person “associated with,” as such terms are used in the rules of the FINRA).

(xvii) No Stamp or Transaction Taxes. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable by or on behalf of the Underwriters in connection with (i) the sale and delivery of the Ordinary Shares represented by the Offered Securities by such Selling Shareholder, the issuance of such Offered Securities by the Depositary, and the delivery of such Offered Securities to or for the account of the Underwriters, (ii) the purchase from such Selling Shareholder and the initial sale and delivery by the Underwriters of the Offered Securities to purchasers thereof, (iii) the deposit by such Selling Shareholder of the Ordinary Shares with the Depositary and the Custodian and the issuance and delivery of the ADRs evidencing the Offered Securities, or (iv) the execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement.

(xviii) No Other Marketing Documents. Such Selling Shareholder has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares by the Selling Shareholders, including any free writing prospectus.

(xix) No Registration Rights. Other than as disclosed in the General Disclosure Package and the Final Prospectus, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering of the Offered Securities.

(xx) No Pre-emptive Rights. Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Ordinary Shares that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the most recent preliminary prospectus.

(xxi) Compliance with Internal Policies. The sale of the Ordinary Shares by such Selling Shareholder does not violate such Selling Shareholder’s internal policies regarding the sale of shares by its affiliates, if applicable.

(xxii) Business Practices. Neither such Selling Shareholder nor any director, officer, agent, employee affiliate or person acting on behalf of such Selling Shareholder has offered, promised, authorized or made, directly or indirectly, (A) any unlawful payments or (B) payments or other inducements (whether lawful or unlawful) to any Government Official (as defined below) or his or her relative or related person, with the intent or purpose of: (w) influencing any act or decision of such Government Official in his or her official capacity, (x) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such Government Official, (y) securing any improper advantage for the Company or any of its subsidiaries, or (z) inducing such Government Official to use his or her influence with a government or instrumentality thereof, political party or international organization to affect or influence any act or decision of such government or instrumentality, political party or international organization, in order to assist the Company or any of its subsidiaries in obtaining or retaining business for or with, or directing business to, any person. Neither the Selling Shareholder nor any director, officer, agent, employee, affiliate or person acting on behalf of such Selling Shareholder has offered, promised, authorized or made, directly or indirectly, any payments or other inducements specified in the proceeding sentence to a Government Official in violation of anti-bribery laws, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope under U.S. federal, Cayman Islands, or PRC law. Notwithstanding provisions under the proceeding sentences, any facilitating or expediting payment made to a Government Official for the purpose of expediting or securing the performance of a routine governmental action by a Government Official shall not constitute a breach of the representation made in this subsection.

(xxiii) Sanctioned Activities. (A) Neither such Selling Shareholder nor any of its respective officers, employees, directors, representatives, consultants or agents or any person acting on behalf of such Selling Shareholder does business with, invests in, sponsors, provides assistance or support to, or engages in any other transactions with, any Person of or located in any country, or with any other Person, targeted by (i) Sanctions Laws, or (ii) any of the economic sanctions that may be adopted by resolution of the United Nations Security Council or imposed by the government authorities of other relevant countries or jurisdictions (together with the OFAC Sanctions, the “Sanctions”); (B) none of the Selling Shareholder or any of its is owned or controlled (within the meaning of the regulations promulgating any Sanctions or the laws authorizing such promulgation) by any

Person that is targeted by the Sanctions; and (C) the proceeds from the offering of the Offered Securities will not be used to fund any operations in, finance any investments or activities in or make any payments to, any country, or to fund, finance or make any payments to any Person, targeted by the Sanctions.

(xxiv) Anti-Money Laundering Laws. None of such Selling Shareholder, its subsidiaries or any of their respective officers and executive directors, and to the knowledge of the Company, none of its affiliates, representatives, consultants, agents and employees has violated, and the Company’s participation in this offering has not violated and such Selling Shareholder’s participation will not violate any Anti-Money Laundering Laws and no action, suit or proceeding by or before any Governmental Agency or any arbitration involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or threatened. Such Selling Shareholder has instituted and maintains policies and procedures designed to ensure continued compliance with all applicable Anti-Money Laundering Laws.

(xxv) Validity of Choice of Law. The choice of law set forth in Section 16 hereof as the governing law of this Agreement is a valid choice of law and will be recognized and given effect to in any action brought before a court of competent jurisdiction in (i) the jurisdictions in which such Selling Shareholder is organized and has its principal place of business if not a natural person or (ii) in the jurisdiction in which such person resides if a natural person. The courts of any such jurisdiction will recognize as a valid judgment, a final and conclusive judgment in personam obtained in U.S. courts against such Selling Shareholder based upon this Agreement. Judgments obtained in U.S. courts will be recognized by PRC courts, subject to compliance with relevant civil procedural requirements (which do not involve a reexamination of the merits of the claim) in the PRC.

(xxvi) No Immunity. Neither such Selling Shareholder nor its properties, assets or revenues has any right of immunity under the laws of the State of New York, the Cayman Islands, and the PRC (as relevant to such Selling Shareholder), from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any New York or U.S. federal court or any court of any such other jurisdiction, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Power of Attorney and Custody Agreement; and, to the extent that such Selling Shareholder or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, such Selling Shareholder waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 16 hereof.

(xxvii) Representation of Officer and/or Director. Any certificate signed by any officer or director of such Selling Shareholder and delivered to the

Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

(c) In addition to the representations and warranties set forth in Section 2(b) above, David Yunhung Tang (the “Management Selling Shareholder”) represents and warrants to, and agrees with, the several Underwriters that he has reviewed the documents or materials referenced in Sections 2(a)(ii), 2(a)(iv) and 2(a)(v) hereof and, after due investigations and inquiries, nothing has come to his attention that would lead him to believe that the facts stated in the Company’s representations and warranties set forth in Section 2(a)(ii), 2(a)(iv) or 2(a)(v) hereof are untrue or inaccurate.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and each Selling Shareholder agree, severally and not jointly, to sell to each Underwriter, and the several Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Shareholders, at a purchase price of $[        ] per ADS, that number of Firm Securities (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying [    ] Firm Securities in the case of the Company and the number of Firm Securities set forth opposite the name of such Selling Shareholder in Schedule A hereto, in the case of a Selling Shareholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

Executed transfer forms for the Ordinary Shares represented by the Offered Securities to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with the Company, as custodian (in such capacity, the “Selling Shareholder Custodian”). Each Selling Shareholder agrees that the Ordinary Shares represented by the transfer forms held in custody for the Selling Shareholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, such Offered Securities shall be delivered by the Selling Shareholder Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Selling Shareholder Custodian shall have received notice of such death or other event or termination.

The Company and the Selling Shareholder Custodian will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters through the facilities of The Depository Trust Company (“DTC”) in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company for itself and as Selling Shareholder Custodian on behalf of the Selling Shareholders, as the case may be, at the office of O’Melveny & Myers LLP, [    ] at 10:00 A.M., New York time, on June [    ], 2009, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The ADRs evidencing the Firm Securities will be in definitive form, in such denominations and registered in such names as the Representatives request. The ADRs will be made available for checking and packaging at the above office or such other place designated by the Representatives at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company and the Selling Shareholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Offered Security to be paid for the Firm Securities. The Company and the Selling Shareholders agree to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Selling Shareholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the above office of O’Melveny & Myers LLP. The ADRs evidencing the Optional Securities will be in definitive form, in such denominations and registered in such names as the Representatives request. The ADRs will be made available for checking and packaging, at the above office or such other place designated by the Representatives at least 24 hours prior to such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company and the Selling Shareholders.

(a) The Company agrees with the several Underwriters and the Selling Shareholders that:

(i) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York City time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(ii) Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement, any ADS Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement, any ADS Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, or any ADS Registration Statement for any supplement to any Statutory Prospectus (including any prospectus wrapper) or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the ADS Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(iv) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(v) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (of which each will be signed and will include all exhibits), each related Statutory Prospectus and all amendments and supplements thereto, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act and in no event exceeding nine months, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York City time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company and the Selling Shareholders will pay the expenses of printing and distributing to the Underwriters all such documents.

(vi) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(vii) Reporting Requirements. During the period of three years hereafter, the Company will furnish (A) to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and (B) to the Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(viii) Payment of Expenses. The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and such Selling Shareholder, as the case may be, under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designates and the preparation and printing of memoranda relating thereto costs and expenses related to the review by FINRA of the Offered Securities (including filing fees), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel and lodging expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in preparing, printing and distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors; provided that the Company will not be responsible for the fees, expenses and disbursements of counsel to the Underwriters.

(ix) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(x) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(xi) Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(xii) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its ADSs, Ordinary Shares or any securities convertible into or exchangeable or exercisable for any of its ADSs or Ordinary Shares (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives and to cause each officer, director and shareholder of record (and, if different, each person with shared or sole power to dispose of or direct the disposition of the Lock-up Securities) of the Company (each such officer, director, shareholder or person with dispositive power is set forth on Schedule E hereto) to furnish to the Representatives, prior to the First Closing Date, a letter or letters, substantially in the form of Schedule D hereto (the “Lock-Up Agreements”). The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the public offering date set forth in the Final Prospectus or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(xiii) Listing of Securities. The Company will use its best efforts to have the Offered Securities accepted for listing on The New York Stock Exchange and maintain the listing of the Offered Securities on The New York Stock Exchange.

(xiv) Filing of Reports. The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered under the Act in connection with the offer or sale of the

Offered Securities, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Rules and Regulations within the time periods required thereby.

(xv) SAFE Compliance. The Company shall comply with the SAFE Rules and Regulations, and shall use reasonable efforts to cause its shareholders and option holders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including without limitation, requesting each shareholder and option holder, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(xvi) Local Securities Laws. The Company shall arrange for the qualification of the Offered Securities for sale under the foreign or state securities or Blue Sky laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(xvii) Transfer Restrictions. The Company shall at all times maintain transfer restrictions (including the inclusion of legends in share certificates, as may be required) with respect to the Company’s Ordinary Shares which are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements and shall ensure compliance with such restrictions on transfer of restricted Ordinary Shares. The Company shall retain all share certificates which are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.

(xviii) Deposit Agreement. The Company will deposit the Ordinary Shares with the custodian for the Depositary in compliance with the provisions of the Deposit Agreement and instruct the Depositary at the applicable Closing Date to deliver the ADR evidencing the ADSs representing such Ordinary Shares to participant accounts within DTC in accordance with the written instructions of each of the Underwriters.

(xix) Cayman Islands Approvals. The Company agrees (i) not to attempt to avoid any judgment obtained by it or denied to it relating to this offering in a court of competent jurisdiction outside of the Cayman Islands other than contesting such judgment in good faith; (ii) following the consummation of the offering of the Offered Securities, it will use its commercially reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (iii) it will use its commercially reasonable efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(xx) Sarbanes-Oxley. The Company will use its best efforts to comply with Sarbanes-Oxley, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with Sarbanes-Oxley.

(xxi) OFAC. The Company will not directly or indirectly use the proceeds of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxii) D&O Insurance. Prior to the First Closing Date, the Company will have purchased insurance covering its directors and officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Act, the Exchange Act and the Rules and Regulations.

(xxiii) Compliance with Rule 433. The Company will comply with Rule 433(d) (without reliance on Rule 164(b)) and Rule 433(g).

(xxiv) Issue of Press Releases. The Company will not, prior to the delivery of the Offered Securities on each Closing Date, issue any press release or other communication directly or indirectly and will hold no press conferences with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its subsidiaries, or the offering or sale of the Offered Securities, without the Representatives’ prior consent.

(xxv) Use of Prospectus. The Company will not, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Offered Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Securities, in each case other than the then most recent prospectus included in the Registration Statement.

(xxvi) Closing of Depositary Facility for New Deposits. Prior to the First Closing Date, the Company shall instruct the Depositary not to accept the deposit of Ordinary Shares for a period of 180 days after the public offering date set forth in the Final Prospectus, unless the Representatives have provided written consent to such deposit.

(xxvii) Performance of Obligations. The Company will do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Offered Securities.

(b) Each of the Selling Shareholders agrees, severally and not jointly, with the several Underwriters that:

(i) Payment of Expenses. Such Selling Shareholder, severally and not jointly, will pay all expenses incident to the performance of its respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and share transfer taxes, if any, payable upon the sale of the Offered Securities by such Selling Shareholder to the Underwriters, (ii) the fees and disbursements of its respective local counsel and accountants, except for the fees and expenses, if any, incurred by the Company’s counsel on behalf of the Selling Shareholders which will be borne by the Company, (iii) to the extent applicable, any fees and expenses of the authorized agent for service of process in the State of New York, County of New York in any action arising out of or relating to this Agreement, and (iv) all other expenses and taxes incident to the sale and delivery of the Offered Securities to be sold by such Selling Shareholder hereunder, to the extent not covered by the foregoing or required to be paid for by the Company hereunder.

(ii) Stamp and Other Taxes. Such Selling Shareholder will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities by such Selling Shareholder and on the execution and delivery of this Agreement. All payments to be made by each Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder or the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, a Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(iii) Restrictions on Sale of Company Securities. Such Selling Shareholder agrees during the relevant Lock-Up Period not to (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) demand the filing with the Commission of a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives. The foregoing sentence shall not apply to (A) the sale of the Ordinary Shares or ADSs hereunder, (B) transactions relating to Ordinary Shares, ADSs or other securities acquired in open market transactions after the closing of this offering, or (C) transfers of Ordinary Shares or ADSs to immediate family members, trusts and affiliates (as defined in Rule 12b-2 of the Exchange Act), (D) by gift, will or intestacy, or (E) as part of a distribution without consideration by such Selling Shareholder to its equity holders, provided that the transferee agrees in the case of (C), (D) and (E) to be bound in writing by the terms of the Lock-up Agreement prior to the transfer and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Schedule 13D or 13G to the extent required by law). The initial Lock-Up Period for each Selling Shareholder will commence on the date hereof and will continue and include the date 180 days after the public offering date set forth in the Final Prospectus or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. Prior to engaging in any transaction or taking any other action that is subject to the terms of this Section 5(b)(iii) during the period from the date of this Agreement to the expiration of the Lock-Up Period (as may have been extended pursuant to Section 5(b)(iii)), it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to Section 5(b)(iii)) has expired.

(iv) W-9 / W-8 Form. Each Selling Shareholder agrees to procure delivery to the Representatives on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 or applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(v) Interest of Underwriters. The Offered Securities to be sold by the Selling Shareholder hereunder are subject to the interest of the Underwriters and the obligations of the Selling Shareholder hereunder shall not be terminated by any act of the Selling Shareholder, by operation of law, by the death or incapacity of any individual Selling Shareholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

(vi) Material Event. To notify promptly the Company and the Representatives if, at any time prior to the date on which the distribution of the Offered Securities as contemplated herein and in the prospectus or Registration Statement has been completed, as determined by the Representatives, such Selling Shareholder has knowledge of the occurrence of any event relating to such Selling Shareholder as a result of which the prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (except in the case of the Registration Statement), in the light of the circumstances under which they were made not misleading.

(vii) Deposit of Ordinary Shares. Prior to the delivery of the Offered Securities on each Closing Date, such Selling Shareholder will deposit, or cause to be deposited on its behalf, Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing the Offered Securities will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters.

(viii) Absence of Manipulation. Such Selling Shareholder will not (and will cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(ix) Others. Such Selling Shareholder will advise the Representatives promptly and, if requested by the Representatives, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any sale of ADSs by the Selling Shareholder hereunder, of (A) any material change in condition (financial or otherwise), results of operations, business, general affairs, management, shareholders equity, properties or prospects of the Company and its subsidiaries, which has come to the attention of such Selling Shareholder, (B) any change in information contained in the Registration Statements, any Statutory Prospectus and any Issuer Free Writing Prospectus, if any, relating to such Selling Shareholder or (c) any new material information relating to the Company or its subsidiaries or relating to any matter stated in the Registration Statements, any Statutory Prospectus and any Issuer Free Writing Prospectus, if any, which has come to the attention of such Selling Shareholder.

(x) Further Agreement. Such Selling Shareholder will cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest practical time and to do and perform all things to be done and performed under this Agreement prior to any Optional Closing Date and to satisfy all conditions precedent of such Selling Shareholder to the delivery of the Offered Securities and the Offered Shares to be sold by such Selling Shareholder pursuant to this Agreement.

(xi) Use of Proceeds. Such Selling Shareholder will not, directly or indirectly, use any of the proceeds it will receive from the sale of the Offered Securities contemplated hereby (A) to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any Person, targeted by the Sanctions, or (B) in any manner that is not in compliance with applicable laws, rules and regulations of any Governmental Agency having jurisdiction over such Selling Shareholder, including, without limitation, the requirement for PRC residents or citizens to repatriate the net proceeds received by such Selling Shareholder into the PRC under the applicable regulations of the PRC Ministry of Commerce and the SAFE.

6. Free Writing Prospectuses. The Company and Selling Shareholders represent and agree that, unless they obtain the prior consent of Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of Company and the Selling Shareholders represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company, the Controlling Shareholder, and the Selling Shareholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company, the Controlling Shareholder and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of KPMG confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule F hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule F hereto shall be a date no more than three days prior to such Closing Date).

(b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement or the ADS Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of any Selling Shareholder, the Company or the Representatives, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, general affairs, management, shareholders equity, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any change in either U.S., the Cayman Islands, Hong Kong, the PRC or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, the NASDAQ Global Market, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of or limitation of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal, New York, Cayman Islands, Hong Kong or PRC authorities; (vi) any major disruption of settlements of securities, payment or clearance services in the United States, the Cayman Islands, Hong Kong, the PRC or any other country where such securities are listed or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, the Cayman Islands, Hong Kong or the PRC, or any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of U.S. Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Simpson Thacher & Bartlett LLP, U.S. counsel for the Company, addressed to the Underwriters substantially in the form attached hereto as Annex A.

(e) Opinion of Cayman Islands Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Maples and Calder, Cayman Islands and British Virgin Islands counsel for the Company, addressed to the Underwriters substantially in the form attached hereto as Annex B.

(f) Opinion of Hong Kong Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Loong & Yeung, Hong Kong counsel for the Company, addressed to the Underwriters substantially in the form attached hereto as Annex C.

(g) Opinion of PRC Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Jin Mao PRC Lawyers, PRC counsel for the Company, addressed to the Company substantially in the form attached hereto as Annex D.

(h) Opinion of Local Counsel for each Selling Shareholder. The Representatives shall have received an opinion, dated such Closing Date, of local counsel for each Selling Shareholder, addressed to the Underwriters substantially in the form attached hereto as Annex E.

(i) Opinion of Depositary’s Counsel. The Representatives shall have received an opinion, dated such Closing Date, of Patterson Belknap Webb & Tyler LLP, counsel to the Depositary, addressed to the Underwriters substantially in the form attached hereto as Annex F.

(j) Opinion of U.S. Counsel for the Underwriters. The Representatives shall have received from O’Melveny & Myers LLP, U.S. counsel to the Underwriters such opinion or opinion, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, O’Melveny & Myers LLP may rely as to all matters governed by Cayman Islands law upon the opinion of Maples and Calder referred to above and all matters governed by PRC law upon the opinion of Jin Mao PRC Lawyers referred to above.

(k) Opinion of PRC Counsel for the Underwriters. The Representatives shall have received from King & Wood, PRC counsel to the Underwriters, such opinion or opinion, dated such Closing Date, with respect to such matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(l) Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the best of their knowledge and after reasonable investigation, is contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, general affairs, management, shareholders equity, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(m) Selling Shareholders’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an authorized representative of each Selling Shareholder in which such authorized representative shall state that the representations and warranties of such Selling Shareholder in this Agreement are true and correct and the Selling Shareholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(n) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lockup letters from each of the executive officers and directors of the Company and the existing shareholders of the Company.

(o) Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Ordinary Shares represented by the Offered Securities against issuance of the ADRs evidencing the Offered Securities, the execution, issuance, countersignature and delivery of the ADRs evidencing the Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(p) Execution of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.

(q) Delivery of Instruction Letter to Depositary. The Company shall have issued to the Depositary a side letter, in a form reasonably agreeable to the Representatives, instructing the Depositary to not accept any deposits of Ordinary Shares or issue ADSs for a period of 180 days after the public offering date set forth in the Final Prospectus, with the consent of the Representatives.

(r) Execution of Custody Agreement. The Custody Agreement shall have been executed by each of the Selling Shareholders or Attorney-in-Fact on behalf of the Selling Shareholders on or prior to the date hereof and certificates in negotiable form representing all of the Offered Shares on such Closing Date by each of the Selling Shareholders shall have been placed in custody under the Custody Agreement, duly executed and delivered by such Selling Shareholder to the Custodian, at or prior to the date at least one business day prior to such Closing Date.

(s) Form 1099. The Custodian shall have delivered to the Representatives a letter stating that it will deliver to each Selling Shareholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

(t) Form W-9 / W-8. On or prior to the First Closing Date, the Representatives shall have received from the Custodian United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) properly completed and executed by each Selling Shareholder.

(u) Listing. The Offered Securities shall have been approved for listing on the New York Stock Exchange.

(v) DTC Eligibility. On or prior to the First Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of DTC.

(w) Use of Offering Materials. No Issuer Free Writing Prospectus, Statutory Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Final Prospectus shall have been filed to which the Representatives shall have objected in writing.

(x) No Objection. The FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(y) CEO and CFO Certificate. The Representatives shall have received, on the date hereof and each Closing Date, as the case may be, a certificate dated such date and signed by each of the chief executive officer and chief financial officer attesting to the matters specified therein, in their respective capacities, as such on behalf of the Company in form and substance substantially similar to Exhibit A hereto attesting to the portions of the Registration Statement identified therein.

(z) Controlling Shareholder’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of the Controlling Shareholder in which the Controlling Shareholder shall state that the representations and warranties of such Controlling Shareholder in this Agreement are true and correct and the Controlling Shareholder has complied with all agreements and satisfied all conditions on his part to be performed or satisfied hereunder at or prior to such Closing Date.

The Company, the Controlling Shareholder and the Selling Shareholders will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution.

(a) Indemnification of Underwriters by Company and the Management Selling Shareholder. The Company and the Management Selling Shareholder will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other U.S. federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any ADS Registration Statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Statutory Prospectus as of any time, the General Disclosure Package as of the Applicable Time, the Final Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Management Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided further, that the cumulative aggregate liability of the Management Selling Shareholder under this Section 8(a) and Section 8(b) shall in no event exceed the amount of net proceeds received by the Management Selling Shareholder from the sale of his portion of the Offered Securities hereunder; provided further, that the Management Selling Shareholder shall not be liable in any such case to the extent that the representations made by the Management Selling Shareholder in Section 2(c) hereof are untrue or inaccurate.

(b) Indemnification of Underwriters by Selling Shareholders. The Selling Shareholders, severally and not jointly, will indemnify and hold harmless each Indemnified Party, against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other U.S. federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the General Disclosure Package as of the Applicable Time, the Final Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the Selling Shareholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, further, that, subject to the provisions of Section 8(a) above with regard to the Management Selling Shareholder, a Selling Shareholder will only be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents based upon written information furnished to the Company by such Selling Shareholder; provided, further, that the liability of a Selling Shareholder pursuant to this subsection (b) shall not exceed the aggregate proceeds received after underwriting commissions and discounts, but before expenses, from the sale of Offered Securities by such Selling Shareholder pursuant to this Agreement.

(c) Indemnification of Company, the Management Selling Shareholder and the Other Selling Shareholders. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Management Selling Shareholder and each other Selling Shareholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other U.S. federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any ADS Registration Statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Statutory Prospectus at any time, the General Disclosure Package as of the Applicable Time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the information under the caption “Underwriting” described in (i) the fourth paragraph relating to selling concessions and discounts, (ii) the sixth paragraph relating to sales to discretionary accounts, (iii) the first sentence, the last sentence of the second bullet point, the second and fourth sentence of the third bullet point, and the second sentence of the thirteenth paragraph relating to stabilization activities and (iv) the last sentence of the fourteenth paragraph relating to distribution to internet customers.

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Management Selling Shareholder and the other Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Management Selling Shareholder and the other Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company, the Management Selling Shareholder and the other Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, the Management Selling Shareholder and the other Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Management Selling Shareholder and the other Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Management Selling Shareholder, the other Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Subsection 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Subsection 8(e). The liability of each Selling Shareholder under the contribution agreement contained in this paragraph is several and shall not exceed the amount of gross proceeds received by each such Selling Shareholder from the sale of its portion of the Offered Securities hereunder

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, and the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 10 hereof (provided that if such default occurs with respect to the Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Shareholder, or the Company or, in each case, any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company and the Selling Shareholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 hereof and all obligations under Section 5 hereof shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered by hand or sent via facsimile and confirmed to the Representatives, at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629 U.S.A. and Citigroup Global Markets Inc. 338 Greenwich Street, New York, N.Y. 10013 U.S.A. or, if sent to the Company, will be mailed, delivered by hand or sent via facsimile and confirmed to it at Dr. Jianhua Yang at Chemspec International Limited, 3, Lane 1273, Tongpu Road, Shanghai 200333, People’s Republic of China or +86 215270 2639 (facsimile), or, if sent to the Selling Shareholders or any of them, will be mailed, delivered or telegraphed and confirmed to Jianhua Yang at Chemspec International Limited, 3, Lane 1273, Tongpu Road, Shanghai 200333, People’s Republic of China or +86 215270 2639 (facsimile); provided, however, that any notice to an Underwriter pursuant to Section 8 hereof will be mailed, delivered by hand or sent via facsimile and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

13. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters. Dr. Jianhua Yang will act for the Selling Shareholders in connection with such transactions, and any action under or in respect of this Agreement taken by Jianhua Yang will be binding upon all the Selling Shareholders.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company and the Selling Shareholders acknowledge and agree that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company or the Selling Shareholders on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Shareholders following discussions and arms-length negotiations with the Representatives and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Shareholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any Selling Shareholder, including the respective shareholders, employees or creditors of the Company.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company, the Controlling Shareholder and the Selling Shareholders hereby submit to the exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Controlling Shareholder and the Selling Shareholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in U.S. federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plea or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company, the Controlling Shareholder and the Selling Shareholders irrevocably appoint, for a period of seven (7) years from the date of this Agreement, Law Debenture Corporate Services, Inc. 400 Madison Avenue, 4th Floor, New York, NY 10017, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 10 hereof, shall be deemed in every respect effective service of process upon the Company, the Controlling Shareholder and the Selling Shareholders in any such suit or proceeding. The Company, the Controlling Shareholder and the Selling Shareholders further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company, the Controlling Shareholder or any Selling Shareholder pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company, the Controlling Shareholder and such Selling Shareholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company, the Controlling Shareholder or such Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Controlling Shareholder, the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

CHEMSPEC INTERNATIONAL LIMITED

By
Name:
Title:

“CONTROLLING SHAREHOLDER”

DR. JIANHUA YANG

By
Name:	Dr. Jianhua Yang

“MANAGEMENT SELLING SHAREHOLDER”

DR. DAVID YUNHUNG TANG

By
Name:	Dr. David Yunhung Tang

“SELLING SHAREHOLDERS”

By
Name:	Dr. Jianhua Yang
Attorney-in-fact for and on behalf of the Selling Shareholders

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several Underwriters

By CREDIT SUISSE SECURITIES (USA) LLC

By
Name:
Title:

By CITIGROUP GLOBAL MARKETS INC.

By
Name:
Title:

SCHEDULE A

Selling Shareholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold (if over-allotment option exercised in full)
David Yunhung Tang
J.P. Morgan Trust Company of Delaware, as Trustee of the Tang Family 2006 Irrevocable Trust u/a dated August 23, 2006
Solar Stone Limited
SEAVI Advent Asia Investments (II) Ltd.
Omaha Capital Principals Limited
Chief Victory Limited
Indus Asia Pacific Master Fund, Ltd.
Indus Pacific Smaller Companies Master Fund
Indus Japan Master Fund, Ltd.

Total

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
Oppenheimer & Co. Inc.

Piper Jaffray & Co.

Total

SCHEDULE C

1.	General Use Free Issuer Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

Free Writing Prospectus filed by the Company under Rule 433(d) of the Securities Act on June [    ], 2009

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. The initial price to the public of the Offered Securities: US$[            ] per ADS.

SCHEDULE D

FORM OF LOCK-UP AGREEMENT FOR DIRECTORS, OFFICERS AND SHAREHOLDERS

(TO COME)

SCHEDULE E

LIST OF OFFICERS, DIRECTORS AND SHAREHOLDERS

Dr. Jianhua Yang

Dr. David Yunhung Tang

Wujung Yang

Yunlong Yuan

George Sun

Bing Zhu

Xiaosong Yang

Zixin Wang

Wise Lion Limited

Concord Wise Limited

J.P. Morgan Trust Company of Delaware, as Trustee of the Tang Family 2006 Irrevocable Trust u/a dated August 23, 2006

Solar Stone International

Red Maple International Ltd.

Seavi Advent Asia Investments (II) Ltd.

Omaha Capital Principals Limited

Chief Victory Limited

Indus Asia Pacific Master Fund, Ltd.

Indus Pacific Smaller Companies Master Fund

Indus Japan Master Fund, Ltd.

SCHEDULE F

COMFORT LETTER

[Attached hereto]

EXHIBIT A

CEO/CFO CERTIFICATE

[Attached hereto]

ANNEX A

FORM OPINION OF U.S. COUNSEL FOR THE COMPANY

[Attached hereto]

ANNEX B

FORM OPINION OF CAYMAN ISLANDS COUNSEL FOR THE COMPANY

[Attached hereto]

ANNEX C

FORM OPINION OF HONG KONG COUNSEL FOR THE COMPANY

[Attached hereto]

ANNEX D

FORM OPINION OF PRC COUNSEL FOR THE COMPANY

[Attached hereto]

ANNEX E

FORM OPINION OF LOCAL COUNSEL FOR EACH SELLING SHAREHOLDER

[Attached hereto]

ANNEX F

FORM OPINION OF DEPOSITARY’S COUNSEL

[Attached hereto]